Exhibit 99.1
CONSENT OF DIRECTOR NOMINEE
     I hereby consent to being named in the Registration Statement on Form S-11 of Campus Crest Communities, Inc. (the “Company”), and to serve as a director of the Company.

Dated: July 16, 2010

/s/ N. Anthony Coles

N. Anthony Coles